EXHIBIT 2.1

                            BY-LAWS
                  COMMONWEALTH EQUITIES, INC.

                     ______________________


                            OFFICES

     1. The registered office of the corporation shall be in Wilmington, Delaware, and the registered agent in charge thereof shall be CORPORATION SERVICE COMPANY, 1314 King Street.

     The corporation may also have an office or offices in the City of Minneapolis, State of Minnesota, and at such other places as the board of directors may from time to time designate.

                         CORPORATE SEAL

     2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

                    MEETINGS OF STOCKHOLDERS

     3. The annual meeting of stockholders for the election of directors shall be held on the first Monday in May in each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at 10:00 o'clock in the morning. Notice to shareholders shall be made within sixty days before the day on which such election is to be held. In case of any change in time or other change of place for the election of directors, notice thereof shall be given to each stockholder entitled to vote at least twenty days before the election is held.

     A complete list of stockholders entitled to vote, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of the election.

     Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after three years from its date, unless it provides for a longer period.
Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election.
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     Notice of all meetings shall be mailed by the secretary to each stockholder of record entitle to vote, at his or her last known post office address, for annual meetings ten days and for special meetings five days prior thereto.

     The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

                           DIRECTORS

     4. The property and business of the corporation shall be managed and controlled by its board of directors, five in number. Directors need not be stockholders.

     The directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be any vacancies in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting form any increase in the authorized number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

                      POWERS OF DIRECTORS

     5. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as my be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws.

     The board of directors shall have power:

     To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

     To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

     To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

     To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

     To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.
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     To determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, or other documents shall be signed.

                        MEETINGS OF DIRECTORS

     6. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

     Regular meetings of the directors shall be held on the first Monday of May in each year, at ten o'clock in the morning at the office of the corporation in Minneapolis, Minnesota, or elsewhere and at other times as may be fixed by resolution of the board. No notice of regular meetings shall be required.

     Special meetings of the directors may be called by the president on two days notice in writing or on one days notice by telegraph to each director and shall be called by the president on two days notice in writing or on one days notice by telegraph to each director and shall be called by the president in like manner on the written request of two directors.

     Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

     A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                           COMMITTEES

     7. From time to time the board may appoint from their own number, and committee or committees for any purpose, which shall have such powers as shall be specified in the resolution of appointment.

      COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

     8. Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board may from time to time prescribe.

                  OFFICERS OF THE CORPORATION

     9. The officers of the corporation shall be a president, one or more vice-presidents, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors.

     Any number of offices may be held by the same person unless the certificate of incorporation or by-laws otherwise provide.
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     The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors.
If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                               PRESIDENT

     10. The president shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of the stockholders and directors; to have general and active management of the business of the corporation; to see that all orders and resolutions of the board of directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the board.

     He shall have general supervision and direction of the officers of the corporation and shall see that their duties are properly performed.

     He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

     He shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

                             VICE-PRESIDENT

     11. The vice-president or vice-presidents, in the order designated by the board of directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the board of directors.

                            PRESIDENT PRO TEM

     12. In the absence or disability of the president and the vice-presidents, the board may appoint from their own number a president pro-tem.

                                SECRETARY

     13. The secretary shall attend all meetings of the corporation, the board of directors, and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the president or the board of directors.


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                           TREASURER

     14. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     He shall disburse the funds of the corporation as may be ordered by the board, or president, taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and at the regular meeting of the board next preceding the annual stockholders' meeting, a like report for the preceding year.

     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

     He shall give the corporation a bond, if required by the board of directors, in such sum and in such a form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the board of directors may from time to time prescribe or require.

                 DUTIES OF OFFICERS MAY BE DELEGATED

     15. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

                          CERTIFICATES OF STOCK

     16. Certificates of stock shall be signed by the president or a vice-president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

                            TRANSFER OF STOCK

     17. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.




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                      CLOSING OF TRANSFER BOOKS

     18. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date fro payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the by-laws may fix or authorize the board of directors to fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date as aforesaid.

                        STOCKHOLDERS OF RECORD

     19. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                              FISCAL YEAR

     20. The fiscal year of the corporation shall end on the thirty-first day of December in each year.

                               DIVIDENDS

     21. Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                            CHECKS FOR MONEY

     22. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank.
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                           BOOKS AND RECORDS

     23. The books, accounts and records of the corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the by-laws or by resolution of the directors.

                                NOTICES

     24. Notice required to be given under the provisions of these by-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to be given under these by-laws, whether before or after the time stated therein.

                          AMENDMENTS OF BY-LAWS

     25. These by-laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.
























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